As filed with the Securities and Exchange Commission on May 21, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

R1 RCM INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	02-0698101
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
R1 RCM Inc.
401 North Michigan Avenue
Chicago, Illinois 60611
(Address of Registrant’s Principal Executive Office) (Zip Code)

R1 RCM Inc. Third Amended and Restated 2010 Stock Incentive Plan
(Full Title of the Plan)

M. Sean Radcliffe
Executive Vice President and General Counsel
R1 RCM Inc.
401 North Michigan Avenue
Chicago, Illinois 60611
(312) 324-7820
(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
 ___________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	11,520,000 shares (2)	$24.51 (3)	$282,355,200 (3)	$30,804.95 (4)
(1)In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)This Registration Statement on Form S-8 covers 11,520,000 additional shares of common stock, par value $0.01 per share, of R1 RCM Inc., which represent shares of common stock reserved and available for delivery with respect to awards under the registrant’s Third Amended and Restated 2010 Stock Incentive Plan (the “Plan”) and shares of common stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Select Market on May 20, 2021.
(4)Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. Registration Statements on Form S-8 have been filed previously on November 19, 2010 (File No. 333-170718), August 20, 2015 (File No. 333-206482), and December 14, 2016 (File No. 333-215094) covering an aggregate of 46,374,756 shares of common stock reserved for issuance pursuant to awards under the Plan.

EXPLANATORY NOTE

R1 RCM Inc. (the “registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 11,520,000 additional shares of common stock, $0.01 par value per share, of the registrant (the “Common Stock”), which represent shares of common stock reserved and available for delivery with respect to awards under the registrant’s Third Amended and Restated 2010 Stock Incentive Plan (the “Plan”) and shares of common stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.  In accordance with General Instruction E of Form S-8, and only with respect to the Common Stock being registered under the Plan, this Registration Statement hereby incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-170718, filed by the registrant with the Commission on November 19, 2010, relating to the registrant’s 2010 Stock Incentive Plan, (ii) the Registration Statement on Form S-8, File No. 333-206482, filed by the registrant with the Commission on August 20, 2015, relating to the registrant’s Amended and Restated 2010 Stock Incentive Plan, and (iii) the Registration Statement on Form S-8, File No. 333-215094, filed by the registrant with the Commission on December 14, 2016, relating to the registrant’s Second Amended and Restated 2010 Stock Incentive Plan, except to the extent superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents, which have been filed by the registrant pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are on file with the Commission (Commission File No. 001-34746) and are incorporated in this registration statement by reference:
(a)The registrant’s latest Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 18, 2021.
(b)The registrant’s latest Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 4, 2021.
(c)The registrant’s Current Reports on Form 8-K filed on January 6, 2021, January 15, 2021, January 20, 2021, February 26, 2021, March 25, 2021, April 19, 2021, May 4, 2021 and May 21, 2021.
(d)The description of the Common Stock contained in Exhibit 4.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 8. Exhibits.

Number	Description
5.1	Opinion of Kirkland & Ellis LLP, counsel to the registrant
10.1	R1 RCM Inc. Third Amended and Restated 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on May 21, 2021)
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Powers of attorney (included on the signature pages of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on this 21st day of May, 2021.

R1 RCM INC.

By: /s/ Joseph Flanagan
Joseph Flanagan
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of R1 RCM Inc., hereby severally constitute and appoint Joseph Flanagan, Rachel Wilson, Richard B. Evans, Jr. and M. Sean Radcliffe, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable R1 RCM Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joseph Flanagan Joseph Flanagan	President, Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2021

/s/ Rachel Wilson Rachel Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 21, 2021

/s/ Richard B. Evans, Jr. Richard B. Evans, Jr.	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	May 21, 2021

/s/ David M. Dill David M. Dill	Director	May 21, 2021

/s/ Michael C. Feiner Michael C. Feiner	Director	May 21, 2021

/s/ John B. Henneman III John B. Henneman III	Director	May 21, 2021

/s/ Alex J. Mandl Alex J. Mandl	Lead Director	May 21, 2021

/s/ Neal Moszkowski Neal Moszkowski	Director	May 21, 2021

/s/ Ian Sacks Ian Sacks	Director	May 21, 2021

/s/ Jill Smith Jill Smith	Director	May 21, 2021

/s/ Anthony J. Speranzo Anthony J. Speranzo	Director	May 21, 2021

/s/ Anthony R. Tersigni Anthony R. Tersigni	Director	May 21, 2021

/s/ Albert R. Zimmerli Albert R. Zimmerli	Director	May 21, 2021